3Q 2022 Earnings Supplemental Presentation November 8, 2022 © 2022 Envestnet, Inc. All rights reserved.

2 Safe Harbor Disclosure This presentation contains forward-looking statements. These forward-looking statements include, in particular, statements about our plans, strategies and prospects. These statements are based on our current expectations and projections about future events. The words “may,” “will,” “should,” “could,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential” or “continue” or the negative of those terms or other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on assumptions and estimates by our management that, although we believe to be reasonable, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ from those anticipated or predicted by our forward-looking statements. These risks and uncertainties include those described in our filings with the SEC. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements. © 2022 Envestnet, Inc. All rights reserved.

3 Non-GAAP Disclosure Statement © 2022 Envestnet, Inc. All rights reserved. This presentation contains the non-GAAP financial measures, “adjusted revenues”, “adjusted EBITDA”, “adjusted net income” and “adjusted net income per diluted share”. • “Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021- 08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP. • “Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest. • “Adjusted net income” represents net income before deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. These measures are not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP measures for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix to this presentation. Reconciliations are not provided for guidance on such measures as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision. Our non-GAAP financial measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

ENV Overview

Mission
Our mission is to empower advisors and financial service providers with innovative technology, solutions, and intelligence to make financial wellness a reality for everyone.

Values
- Customer success drives our success
- Our community of employees partner to solve big problems

Strategy
- Capture more of the addressable market
- Modernize the digital engagement marketplace
- Open the platform to the ecosystem

Key Metrics

Q322 Key Business Metrics		QoQ Change
Client Assets	$4.8 trillion	▼ 3.8%
Number of Advisors	~106,000	▲ 1.0%
Number of Accounts	18.3 million	▲ 2.2%
Number of Insights Delivered	20+ million/day	▲ 18.0%
Total Number of Paying Users	37+ million	
Total Firms on D&A Platforms	1,700+	
Direct Connections vs. Screen Scraping	75%+	

Q322 Key Financial Metrics		YoY Change
Adjusted Revenue ($ millions)	$306.7	▲ 1.2%
Adjusted EBITDA ($ millions)	$53.5	▼ 19.2%
Adjusted net income per diluted share	$0.45	▼ 26.2%

Q322 Debt Metrics	
Net Leverage Ratio	2.8x
Cash and Cash Equivalents	$241 million
Convertible Debt Maturing 2023	$345 million

© 2022 Envestnet, Inc. All rights reserved.

ENVESTNET

4

5 Third Quarter 2022 Results 3Q22 Outlook 3Q22 Outlook Provided 8/4/22 3Q22 Results YoY Change (%)* Adjusted revenues** $301.5 -303.5 $306.7 1% Adjusted EBITDA** $51 - 53 $53.5 -19% Adjusted net income per diluted share** $0.40 – 0.42 $0.45 -26% *YoY change represents 3Q22 results vs. 3Q21 results. **Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted. © 2022 Envestnet, Inc. All rights reserved.

Envestnet is orchestrating the ecosystem that makes possible a connected, Intelligent Financial Life™

Data drives actionable intelligence

Scaled, cloud-native technology

The widest and growing universe of solutions

Financial Planning, Education and Behavioral Coaching

Get out of debt | Start saving | Start investing | Accumulating | Decumulating | Estate planning

RIAs, Broker Dealers, FinTechs, Embedders

Investing | **Alternatives** | **Insurance** | **Credit** | **Retirement** | **Trust** | **Health**

© 2022 Envestnet, Inc. All rights reserved.

ENVESTNET 6

7 Key Factors To Our Success 1 A leading competitive market position with scale across WealthTech, Solutions, and Data & Analytics 2 Secular tailwinds including fee-based advice, managed accounts, personalization, holistic advice, investment outsourcing, and spending on technology and data 3 Vast market opportunity provides significant organic growth potential featuring net inflows and improving effective fee rate 4 Investments are deepening client engagement and further expanding addressable market 5 Compelling business model with high level of recurring revenues and operating leverage aided by expense management and scalability investments 6 Comprehensive, integrated offering in the industry, providing compelling growth opportunities via partnership and acquisition © 2022 Envestnet, Inc. All rights reserved.

Proven Record of Innovation and Growth Cloud-based TAMP Advisor-as- Portfolio- Manager UMA Tamarac RIA solution Advice-centric platform Data Aggregation Financial planning TAMP Integrated Wealth Platform Financial Wellness Ecosystem Fully mobile WM platform Credit Exchange Niche advisory/ small business Trust Services Exchange Insurance Exchange Advanced AI recommendations Client apps Developer tools © 2022 Envestnet, Inc. All rights reserved.

Market and Industry Leading Footprint

$4.8 trillion
in assets

~18.3 million
investor accounts

~106,000
advisors

~17,000 data sources

+440 million
linked consumer accounts

+37 million Users**

+700
FinTech Companies

16 of 20
of the largest
U.S. Banks

47 of 50
of the largest
wealth management and
brokerage firms

+500
of the largest Registered
Investment Advisers

© 2022 Envestnet, Inc. All rights reserved.

*Metrics as of September 30, 2022
**Paid subscribers

ENVESTNET 9

10 Secular Tailwinds Growth Opportunity Source: Cerulli Associates, “U.S. Managed Accounts 2022” Source: InvestmentNews, “2022 InvestmentNews Adviser Technology Study” Source: Cerulli Lodestar Source: NewVantage Partners, “Data and AI Leadership Executive Survey 2022”; survey of senior executives at financial services (60%), healthcare/life sciences (21%), and other (19%) companies Wealth Management Firm Tech Expenditure as a Percentage of Revenue (median) 3.10% 3.19% 3.23% 3.22% 3.69% 3.69% 3.73% 2.90% 3.10% 3.30% 3.50% 3.70% 3.90% 2015 2016 2017 2018 2019 2020 2021 Fee-Based Assets as a Percentage of Total Advisor-Managed Assets 41.5% 43.2% 46.6% 47.9% 49.7% 51.2% 2015 2016 2017 2018 2019 2020 Organic Growth Rates for the Managed Accounts Industry 7.2% 9.5% 13.5% 7.7% 7.1% 7.7% 9.9% 2015 2016 2017 2018 2019 2020 2021 Percentage of Organizations Reporting an Increase in Data and AI Investments for 2022 92% 8% Investment is increasing Investment is not increasing © 2022 Envestnet, Inc. All rights reserved.

11 Key Opportunities: • Planning • Trading • Client Portal • Client Relationship Management • Digital Account Opening • Billing Envestnet’s Revenue Growth Opportunities Key Opportunities: • Managed Accounts • Fiduciary & Personalized Investment Solutions • Retirement Solutions • Insurance Exchange • High Net Worth Data & Analytics Wealth Tech Wealth Solutions Key Opportunities: • Wealth Data Platform • Insights Engine • Small-Medium Business Portal Experience • Research • Verification • Aggregation © 2022 Envestnet, Inc. All rights reserved.

12 Wealth Data Platform is Foundational Data & Analytics Wealth Tech Wealth Solutions Advisor Portal Financial Planning Wealth Data Platform Connect Aggregate Protect Analyze Managed Accounts Direct Indexing Insurance Loans Alternatives Impact Tax Overlay © 2022 Envestnet, Inc. All rights reserved.

13 Managed Accounts Direct Indexing Insurance Loans Alternatives Impact Tax Overlay Insights Engine Drives Productivity © 2022 Envestnet, Inc. All rights reserved. Average Asset Growth* Insights Users Average Account Growth* *Since June 2021; As of Sept. 28, 2022 Non-Insights Users Insights Users Non-Insights Users

14 Total Platform Assets & Accounts $5,429 $5,720 $5,530 $4,990 $4,801 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Assets ($B) Subscription AUA AUM 1st Party Managed 17.3 17.5 17.8 17.9 18.3 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Accounts (M) Subscription AUA AUM 1st Party Managed Growth by Segment Accounts YoY Growth 1st Party Managed* 6% AUM 19% AUA -5% Subscription 5% © 2022 Envestnet, Inc. All rights reserved. Growth by Segment Assets YoY Growth 1st Party Managed* -14% AUM -3% AUA -19% Subscription -11% *1st party managed represents solutions/services for which Envestnet earns 100% of the investment management and/or overlay services fees

15 $22 $9 $21 $39 $50 $55 $37 $59 $68 $60 $64 $89 $54 0.9 0.9 1.7 2.2 2.9 3.5 6.1 7.0 10.9 11.9 13.4 17.5 18.3 Enabling our Clients’ Growth Industry data was sourced from Cerulli U.S. Broker/Dealer Marketplace 2021 and Cerulli U.S. Managed Accounts 2022. 2021 industry data is a preliminary Cerulli estimate. 2022 YTD industry data is an Envestnet estimate through 9/30/22. Total Assets on Envestnet’s Platform vs. Advice Industry Fee-Based Assets Excluding Wirehouses ($T) AUM/A Net Flows ($B) Platform Accounts (M) Envestnet Platform Metrics: © 2022 Envestnet, Inc. All rights reserved.

16 - + Envestnet’s Path to 25% Adjusted EBITDA Margin by 2025 Revenue Drivers Cloud and data Value added Solutions Digital marketing and sales Integrated Client Portal APIs and Developer Portal Modernized UI Expense Reduction Automation Integration Organizational streamlining Outsourcing Real Estate Consolidation © 2022 Envestnet, Inc. All rights reserved.

17 2022 Full Year Outlook 3Q22 Outlook FY22 Outlook Provided 8/4/22 Updated FY22 Outlook Updated midpoint vs. initial midpoint Updated increase (decrease) vs. initial midpoint Adjusted revenues(1) $1,255 – $1,260 $1,241 – $1,243 -$16 -1% Adjusted EBITDA(1) $223 - $227 $218 - $220 -$6 -3% Adjusted EBITDA(1) Margin 17.8% - 18.0% 17.6% - 17.7% -0.3% -1.5% Normalized effective tax rate 25.5% 25.5% n/a n/a Diluted shares outstanding 65.5 65.5 n/a n/a Adjusted net income per diluted share(1) $1.84 - $1.89 $1.82 - $1.84 -$0.04 -1.9% © 2022 Envestnet, Inc. All rights reserved. (in millions except for per share amounts) (1) Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision.

18 Strong Balance Sheet and Liquidity Capital Position as of September 30, 2022 Cash and Cash Equivalents $241M Annual cash interest expense $11.2M(1) Debt Outstanding on Revolving Line of Credit ($500M) $0M Revolving Line of Credit SOFR + spread(2) Convertible Debt Maturing 2023 $345M Convertible Debt 2023 1.75% coupon Convertible Debt Maturing 2025 $517.5M Convertible Debt 2025 0.75% coupon Net Leverage Ratio 2.8x © 2022 Envestnet, Inc. All rights reserved. (1) Run rate as of 9/30/22. Includes convertible note coupon payments and undrawn fees on revolving line of credit. (2) We estimate the spread to be Adjusted SOFR + 225 bps based on our current leverage ratio.

19 ENV Committed to Corporate Social Responsibility Envestnet is committed to empowering Financial Wellness for our communities, our employees, our advisors, and their clients Social & Human Rights We endeavor to support the basic rights of all individuals, observe fair and ethical labor practices, provide meaningful opportunities for development for our employees, promote giving back to the communities where we live and work, and offer access to responsible investing. Commitment to the Environment We recognize that a healthy, sustainable future requires environmental stewardship, and are committed to being mindful of the resources we consume and striving to minimize our environmental impact. Strong Corporate Governance We are committed to the long-term success of Envestnet, as well as our shareholders, customers, and employees, through strong corporate governance and ethical business practices. © 2022 Envestnet, Inc. All rights reserved.

Appendix

Illustrative Market Impact on Annualized Financials

Assuming +/-5% market change[1]

Asset-based revenues	Cost of revenues	Adjusted EBITDA[1] unmitigated
↑↓ ~$37M	↑↓ ~$22M	↑↓ ~$15M

Management has visibility into expected performance allowing operating decisions that may impact hiring plans, variable compensation and other spending initiatives.

[1]Amounts represent annualized impact applicable to a 5% change in asset values on 3Q22 Annualized Revenue

© 2022 Envestnet, Inc. All rights reserved.

ENVESTNET 21

Illustrative Market Impact Calculations

Illustrative Market Impact Model *($ in millions)*	**Assumptions**	
Total Revenue	3Q22 revenue, annualized	$1,228
x % asset-based	~60% of total revenue	60%
x % Blended Market Change[a]	See below calculation	-5%
= Revenue impact		($37)
- Impact on asset-based cost of revenue	~60% of asset-based revenue	($22)
= Impact on Adjusted EBITDA[1]	Unmitigated impact	($15)

[a]Blended Market Change		
% exposure to equity	60% equity allocation	60%
x % equity market performance	Assuming 5% equity market decline	-5%
+ % exposure to bond market	40% bond allocation	40%
x % bond market performance	Assuming 5% bond market decline	-5%
= Blended Market Change		-5%

- Approximately 80% of our asset-based revenue is billed quarterly, in advance. As such, the majority of any market impact would be seen in future quarters.
- More than half of our asset-based revenue is paid to third party managers and strategists. This naturally reduces the impact on our profit from a market decline.
- This represents the unmitigated impact. Depending on the severity of the impact, management may choose to offset a portion of this impact through lower variable compensation, and changing its discretionary hiring and spending plans.

ENVESTNET
© 2022 Envestnet, Inc. All rights reserved.
22

23 Outlook Table (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. (1) Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. In Millions Except Adjusted EPS 4Q 2022 GAAP: Revenues: Asset-based $ 166.5 – 167.5 Subscription-based $ 122.5 – 123.0 Total recurring revenues $ 289.0 – 290.5 Professional services and other revenues $ 5.0 – 5.5 Total Revenues: $ 294.0 – 296.0 Asset-based cost of revenues $ 96.0 – 96.5 Total cost of revenues $ 104.6 – 105.1 Net income (a) Diluted shares outstanding 65.6 Net income per diluted share (a) Non-GAAP: Adjusted revenues(1): Asset-based $ 166.5 – 167.5 Subscription-based $ 122.5 – 123.0 Total recurring revenues $ 289.0 – 290.5 Professional services and other revenues $ 5.0 – 5.5 Total Revenues: $ 294.0 – 296.0 Adjusted EBITDA(1) $ 52.0 – 54.0 Adjusted net income per diluted share(1) $ 0.42 - 0.43 FY 2022 $ 1,241.0 – 1,243.0 (a) 65.5 (a) $ 1,241.0 – 1,243.0 $ 218.0 – 220.0 $ 1.82 – 1.84 The Company provided the following outlook for the fourth quarter ending December 31, 2022 and full year ending December 31, 2022. This outlook is based on the market value of assets on September 30, 2022. We caution that we cannot predict the market value of our assets on any future date. See slide 2 for more information. © 2022 Envestnet, Inc. All rights reserved.

Reconciliation of Non-GAAP Financial Measures

(in thousands) (unaudited)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Total revenues	$ 306,695	$ 303,053	$ 946,910	$ 866,896
Deferred revenue fair value adjustment	54	67	162	227
Adjusted revenues	$ 306,749	$ 303,120	$ 947,072	$ 867,123
Net income (loss)	$ (8,663)	$ 11,438	$ (47,639)	$ 18,004
Add (deduct):				
Deferred revenue fair value adjustment	54	67	162	227
Interest income	(1,239)	(202)	(2,273)	(569)
Interest expense	4,242	4,242	13,307	12,682
Income tax provision (benefit)	2,271	(854)	(1,542)	9,074
Depreciation and amortization	33,408	29,850	97,208	88,252
Non-cash compensation expense	17,265	18,885	62,583	50,307
Restructuring charges and transaction costs	3,895	3,403	27,267	11,215
Severance	1,125	207	11,379	10,498
Accretion on contingent consideration and purchase liability	—	81	—	656
Fair market value adjustment on contingent consideration liability	—	(927)	—	(1,067)
Fair market value adjustment to investment in private company	—	—	—	(758)
Litigation and regulatory related expenses	(2,050)	1,512	5,333	5,159
Foreign currency	308	97	613	110
Gain on settlement of liability	—	(1,206)	—	(1,206)
Gain on insurance reimbursement	—	(968)	—	(968)
Non-income tax expense adjustment	(325)	(831)	(112)	(1,102)
Dilution gain on equity method investee share issuance	—	—	(6,934)	—
Loss allocations from equity method investments	2,387	1,508	5,332	5,553
(Income) loss attributable to non-controlling interest	820	(114)	1,637	(554)
Adjusted EBITDA	$ 53,498	$ 66,188	$ 166,321	$ 205,513

ENVESTNET

© 2022 Envestnet, Inc. All rights reserved.

24

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information) (unaudited)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net income (loss)	$ (8,663)	$ 11,438	$ (47,639)	$ 18,004
Income tax provision (benefit)	2,271	(854)	(1,542)	9,074
Income (loss) before income tax provision (benefit)	(6,392)	10,584	(49,181)	27,078
Add (deduct):				
Deferred revenue fair value adjustment	54	67	162	227
Non-cash interest expense	1,443	1,443	4,917	4,295
Cash interest - Convertible Notes	2,479	2,479	7,439	7,439
Non-cash compensation expense	17,265	18,885	62,583	50,307
Restructuring charges and transaction costs	3,895	3,403	27,267	11,215
Severance	1,125	207	11,379	10,498
Accretion on contingent consideration and purchase liability	—	81	—	656
Fair market value adjustment on contingent consideration liability	—	(927)	—	(1,067)
Fair market value adjustment to investment in private company	—	—	—	(758)
Amortization of acquired intangibles	18,649	17,390	53,814	51,370
Litigation and regulatory related expenses	(2,050)	1,512	5,333	5,159
Foreign currency	308	97	613	110
Gain on settlement of liability	—	(1,206)	—	(1,206)
Gain on insurance reimbursement	—	(968)	—	(968)
Non-income tax expense adjustment	(325)	(831)	(112)	(1,102)
Dilution gain on equity method investee share issuance	—	—	(6,934)	—
Loss allocations from equity method investments	2,387	1,508	5,332	5,553
(Income) loss attributable to non-controlling interest	820	(114)	1,637	(554)
Adjusted net income before income tax effect	39,658	53,610	124,249	168,252
Income tax effect	(10,112)	(13,670)	(31,683)	(42,904)
Adjusted net income	$ 29,546	$ 39,940	$ 92,566	$ 125,348
Basic number of weighted-average shares outstanding	55,226,777	54,547,858	55,109,387	54,400,247
Effect of dilutive shares:				
Options to purchase common stock	74,559	201,103	123,267	207,281
Unvested restricted stock units	208,367	570,515	378,061	614,005
Convertible notes	9,898,549	9,898,549	9,898,549	9,898,549
Warrants	—	69,151	—	66,439
Diluted number of weighted-average shares outstanding	65,408,252	65,287,176	65,509,264	65,186,521
Adjusted net income per share - diluted	$ 0.45	$ 0.61	$ 1.41	$ 1.92

ENVESTNET

© 2022 Envestnet, Inc. All rights reserved.

25

Reconciliation of Non-GAAP Financial Measures

(in millions) (unaudited)	Year Ended December 31, 2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Net income (loss)	7.61	0.47	3.66	13.98	4.44	(55.57)	(3.28)	4.01	(17.20)	(2.64)	12.69
Accretion on contingent consideration and purchase liability	-	-	-	-	0.89	0.15	0.51	0.22	1.77	1.69	0.73
Contract settlement charges	1.18	-	-	-	-	-	-	-	-	-	-
Customer inducement costs	4.57	-	-	-	-	-	-	-	-	-	-
Deferred revenue fair value adjustment	-	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27	0.69	0.28
Depreciation and amortization	6.38	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27	113.66	117.77
Fair market value adjustment to investment in private company	-	-	-	-	-	-	-	-	-	-	(0.76)
Fair market value adjustment on contingent consideration liability	-	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)	(3.11)	(1.07)
Foreign currency	-	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)	0.12	(0.01)
Impairment of customer inducement assets	0.17	-	-	-	-	-	-	-	-	-	-
Impairment of equity method investment	-	-	-	-	-	0.73	-	-	-	-	-
Imputed interest expense on contingent consideration	-	-	0.79	1.47	-	-	-	-	-	-	-
Income tax provision (benefit)	2.98	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)	7.67
Interest expense	0.79	-	-	0.63	10.27	16.60	16.35	25.20	32.52	31.50	16.93
Interest income	(0.08)	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)	(1.11)	(0.83)
Litigation related expense	0.13	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88	7.83	7.59
Loss allocation from equity method investments	-	-	-	-	-	1.42	1.47	1.15	2.36	5.40	7.09
(Income) loss attributable to non-controlling interest	-	-	-	1.23	1.64	1.08	0.32	1.79	0.11	(1.83)	(0.70)
Non-cash compensation expense	3.06	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44	57.11	68.02
Non-income tax expense adjustment	-	-	-	-	-	6.23	0.35	(0.59)	0.37	0.42	(1.35)
Non-recurring gains	-	-	-	-	-	-	-	-	-	(5.88)	-
Other	(1.10)	-	-	(1.83)	0.07	(1.38)	-	-	-	-	-
Re-audit related expenses	-	-	3.11	-	-	-	-	-	-	-	-
Restructuring charges and transaction costs	1.05	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56	19.38	18.49
Severance	0.70	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37	25.11	11.35
Gain on acquisition of equity method investment	-	-	-	-	-	-	-	-	-	(4.23)	-
Gain on settlement of liability	-	-	-	-	-	-	-	-	-	-	(1.21)
Gain on insurance reimbursement	-	-	-	-	-	-	-	-	-	-	(0.97)
Gain on sale of interest in private company	-	-	-	-	-	-	-	-	-	(1.65)	-
Adjusted EBITDA	**27.44**	**23.99**	**38.59**	**55.94**	**76.07**	**99.44**	**128.89**	**157.55**	**193.29**	**242.94**	**261.73**

Note: Numbers may not sum due to rounding.

ENVESTNET

© 2022 Envestnet, Inc. All rights reserved.

26